Exhibit 1.1

STANDARD PARKING CORPORATION
4,500,000 Shares Common Stock(1)

UNDERWRITING AGREEMENT

May 27, 2004

William Blair & Company, L.L.C.

Thomas Weisel Partners L.L.C.

As Representatives of the Several

Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois  60606

Ladies and Gentlemen:

SECTION 1.                            Introductory. Standard Parking Corporation (“Company”) a Delaware corporation, has an authorized capital stock consisting of 3,000 shares, $1.00 par value, of common stock, of which 31.30 shares were outstanding as of March  25, 2004, and 19,500 shares, $0.01 par value, of preferred stock, of which 4,000 shares of Series D preferred stock and 33.2194 shares of Series C preferred stock were outstanding as of March 26, 2004.  In connection with the offering described herein, the Company will redeem or otherwise retire all of its outstanding shares of preferred stock with the exception of 10 shares of Series D preferred stock.  At the time of the closing of the offering described herein, the Company will have an authorized capital stock consisting of 12,100,000 shares, $0.001 par value, of Common Stock (the “Common Stock”) and 10 shares, $0.01 par value, of Preferred Stock (the “Preferred Stock”).  The Company proposes to issue and sell 4,500,000 shares of its authorized but unissued Common Stock (“Firm Shares”) to the several underwriters named in Schedule A, as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly.  In addition, the Company and Steamboat Industries LLC (the “Selling Stockholder”)(2) propose to grant to the Underwriters an option to purchase up to 500,000 additional shares of Common Stock (“Option Shares”), as provided in Section 5 hereof.  The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”

(1)               Plus an option to acquire up to 500,000 additional shares to cover overallotments.

(2)               The Selling Stockholder will only sell shares in the offering described herein if the Underwriters exercise their option to purchase Option Shares.

You have advised the Company and the Selling Stockholder that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholder and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the “Pricing Agreement”).  The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholder and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto.  The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

William Blair & Company has agreed to reserve out of the Shares set forth opposite its name on Schedule A to this Agreement, up to 123,000 Shares for sale to the Company’s business associates and other parties related to or associated with the Company, as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”).  The Shares to be sold by William Blair & Company and its affiliates pursuant to the Directed Share Program are hereinafter referred to as the “Directed Shares.”  Any Directed Shares not orally confirmed for purchase by any participants in the Directed Share Program by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company and the Selling Stockholder hereby confirm their agreements with the Underwriters as follows:

SECTION 2.                            Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters that:

(a)                                  A registration statement on Form S-1 (File No. 333-112652) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise specified, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof.  If the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus.  If the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A.  There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement,” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use.  If the Company elects to rely on Rule 434 of the 1933 Act, all references to “Prospectus” shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act (“Rule 434 Prospectus”).  Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus”, as defined herein, as appropriate.  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the “Exchange Act.”

(b)                                 The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date, hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

(c)                                  The Company and each of the subsidiaries listed on Schedule B, which includes, without limitation, each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), (each a “Significant Subsidiary” and collectively the “Significant Subsidiaries”), have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus, except where any failure to be in good standing would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); the Company and each of its Significant Subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification except as would not have a Material Adverse Effect.

(d)                                 Except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its Significant Subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

(e)                                  On the date of this Agreement, the issued and outstanding shares of capital stock of the Company is as set forth in Section 1 of this Agreement and such shares have been duly authorized and validly issued and are fully paid and nonassessable.  As of the First Closing Date, the issued and outstanding shares of capital stock of the Company as set forth in the Prospectus will be duly authorized and validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

(f)                                    The Shares have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

(g)                                 The making and performance by the Company of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated in the Prospectus, including the transactions described in the section of the Prospectus entitled “Ownership Recapitalization” (the “Ownership Recapitalization Transactions”), have been duly authorized by all necessary corporate action and will not (i) violate any provision of the Company’s charter or bylaws, (ii) result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any Significant Subsidiary is a party or by which the Company, any Significant Subsidiary or the property of any of them may be bound or affected, except to the extent such breach would not have a Material Adverse Effect, (iii) violate any order, rule or regulation applicable to the Company or any Significant Subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, except to the extent such violation would not have a Material Adverse Effect, or (iv) violate any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Significant Subsidiary was or is now a party or by which it is bound, except to the extent such violation would not have a Material Adverse Effect.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the Ownership Recapitalization Transactions or the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the 1933 Act in connection with the purchase and distribution of such Shares by the Underwriters and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the Ownership Recapitalization Transactions and the clearance of the offering of the Shares with the National Association of Securities Dealers, Inc. (“NASD”).  This Agreement has been duly executed and delivered by the Company.

(h)                                 The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

(i)                                     The consolidated financial statements and schedules of the Company included in the Registration Statement present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein.  The financial information set forth in the Prospectus under “Selected Consolidated Financial Data” presents fairly, in all material respects, on the basis stated in the Prospectus, the information set forth therein.

The pro forma financial statements and other pro forma information included in the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

(j)                                     Neither the Company nor any Significant Subsidiary is in violation of its charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party except for defaults which neither singly nor in the aggregate would have a Material Adverse Effect; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate would have a Material Adverse Effect.

(k)                                  There are no material legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Significant Subsidiary is or may be a party or of which material property owned or leased by the Company or any Significant Subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of the Ownership Recapitalization Transactions, this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

(l)                                     No labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(m)                               The Company and each of its Significant Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole.  The Company and each of its Significant Subsidiaries hold their respective leased properties under valid and binding leases, except as would not have a Material Adverse Effect.

(n)                                 The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)                                 Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its Significant Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

(p)                                 There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(q)                                 The Company together with its Significant Subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and each of its subsidiaries taken as a whole.  Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its Significant Subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, except which infringement, misappropriation or conflict would not reasonably be expected to have a Material Adverse Effect.

(r)                                    The conduct of the business of the Company and each of its Significant Subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect.

(s)                                  The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14(c) and 15d-14(c) of the Exchange Act and rules and regulations promulgated thereunder) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure, and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of the 2002 and the rules and regulations issued thereunder by the Commission.

(t)                                    All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(u)                                 The Company is insured by recognized, financially sound and reputable institutions against such losses and risks and in such amounts as it believes are prudent and customary for companies engaged in similar businesses in similar industries, and, except as described in the Prospectus, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)                                 No relationship, direct or indirect, exists among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to by the 1933 Act to be described in the Prospectus and that is not so described.

(w)                               Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(x)                                   The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could reasonably be expected to have a Material Adverse Effect.

(y)                                 The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock thereunder, has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

(z)                                   A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder.  The Shares have been listed on the Nasdaq National Market, subject to notice of issuance or sale of the Shares, as the case may be.

(aa)                            The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(bb)                          The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the “Department”), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company’s business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

(cc)                            The Company has not offered, or caused William Blair & Company or its affiliates to offer, any Directed Shares pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its services.

(dd)                          The Registration Statement, the Prospectus and any preliminary prospectus comply in all material respects, and any amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program.

SECTION 3.                            Representations, Warranties and Covenants of the Selling Stockholder and John V. Holten.

(a)                                  The Selling Stockholder and John V. Holten, as the principal beneficial owner of the Selling Stockholder, represent and warrant to, and agree with, the Company and the Underwriters that:

(i)                                     The Selling Stockholder has, and on the Second Closing Date, as hereinafter defined, will have, valid marketable title to the Shares proposed to be sold by the Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

(ii)                                  The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(iii)                               Each preliminary prospectus, insofar as it has related to the Selling Stockholder and, to the knowledge of the Selling Stockholder in all other respects, as of its date, has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the Second Closing Date, as hereinafter defined, (1) such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto insofar as they relate to the Selling Stockholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, to the knowledge of the Selling Stockholder in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to the Selling Stockholder, and, to the knowledge of the Selling Stockholder in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (1) nor (2) shall have any effect if information has been given by the Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

(iv)                              The making and performance by the Selling Stockholder of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated in the Prospectus, including the Ownership Recapitalization Transactions, have been duly authorized by all necessary corporate action and will not (1) violate any provision of the Selling Stockholder’s charter or bylaws, (2) result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Selling Stockholder, John V. Holten or any of its or his affiliates, including AP Holdings, Inc., is a party or by which the Selling Stockholder, John V. Holten or any of its or his affiliates or the property of any of them may be bound or affected, except to the extent such breach would not have a Material Adverse Effect, (3) violate any order, rule or regulation applicable to the Selling Stockholder or any of its affiliates of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Stockholder or any of its affiliates or any of their respective properties, except to the extent such violation would not have a Material Adverse Effect, or (4) violate any order of any court or governmental agency or authority entered in any proceeding to which the Selling Stockholder or any of its affiliates was or is now a party or by which it is bound.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the Ownership Recapitalization Transactions or the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the 1933 Act in connection with the purchase and distribution of such Shares by the Underwriters and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the Ownership Recapitalization Transactions and the clearance of the offering of the Shares with the NASD.  This Agreement has been duly executed and delivered by the Selling Stockholder.

(b)                                 The Selling Stockholder and John V. Holten, to the best of his knowledge, represent and warrant to, and agree with, the Underwriters to the same effect as the representations and warranties of the Company set forth in Section 2 of this Agreement.

(c)                                  The Selling Stockholder and John V. Holten represent and warrant to, and agree with, the Underwriters and the Company that all of the pledge agreements relating to the Company’s Common Stock which have been entered into prior to or will be entered into within 48 hours after the First Closing Date are set forth on Schedule F hereto.

In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Second Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

SECTION 4.                            Representations and Warranties of the Underwriters.  The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholder that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

SECTION 5.                            Purchase, Sale and Delivery of Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares from the Company at the price per share set forth in the Pricing Agreement.  The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares equal to the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto.  The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 13 hereof) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company.  Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date.  Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 500,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered.  Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise.  The maximum number of Option Shares to be purchased from the Company and the Selling Stockholder are set forth in Schedule C hereto.  If the Underwriters elect to exercise the option granted hereunder, the first 333,333 Option Shares purchased pursuant to such option shall be purchased from the Selling Stockholder, and any additional Option Shares purchased pursuant to such option shall be purchased from the Company.  The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make).  Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date.  The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Company and the Selling Stockholder that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to acknowledge receipt therefor.  You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 6.                            Covenants of the Company.  The Company covenants and agrees that:

(a)                                  The Company will advise you and the Selling Stockholder promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholder promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b)                                 The Company will give you and the Selling Stockholder notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholder with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c)                                  If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434.  If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement.  If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

(d)                                 If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(e)                                  Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(f)                                    Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

(g)                                 The Company agrees not to offer, sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives except (i) in connection with the offering of the Common Stock as described herein or (ii) options to purchase the Common Stock, in the ordinary course of business, to employees and/or directors pursuant to plans currently in existence, provided, however, that if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company has obtained similar agreements from each of its officers and directors.

(h)                                 An officer of the Company will provide the Representatives with a certificate stating that (i) there are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus, (ii) holders of registration rights, if any, have waived such rights with respect to the offering being made by the Prospectus and (iii) the Ownership Recapitalization Transactions have been consummated as described in the Prospectus in all material respects.

(i)                                     Not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.  For the purposes of the preceding sentence, the “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(j)                                     During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(k)                                  The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(l)                                     During the period of two years from the effective date of the Registration Statement, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD and (ii) as soon as available, of each report of the Company mailed to stockholders.

(m)                               The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(n)                                 If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.  If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement.  If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(o)                                 The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market and will file with the Commission in a timely manner all reports required by Rule 463.

(p)                                 The Company will comply with all applicable securities and other laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

SECTION 7.                            Payment of Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii)  reasonable costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters), not to exceed $5,000, incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

SECTION 8.                            Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company, the Selling Stockholder and John V. Holten herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company, the Selling Stockholder and John V. Holten of their respective obligations hereunder, and to the following additional conditions:

(a)                                  The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholder or you, shall be contemplated by the Commission.  If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).  If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b)                                 The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

(c)                                  The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d)                                 You shall not have advised the Company (i) that the Registration Statement or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(f)                                    The Ownership Recapitalization Transactions shall have been consummated as described in the Prospectus in all material respects, and the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the amendment to the Company’s registration statement filed on May 18, 2004 shall be in full force and effect.

(g)                                 There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i)                                     An opinion of White & Case, counsel for the Company and the Selling Stockholder addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in the form attached hereto as Annex A.

(ii)                                  An opinion of Robert Sacks, Executive Vice President—General Counsel and Secretary for the Company addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in the form attached hereto as Annex B.

(iii)                               An opinion of Chang & Company, LLC, counsel for the Selling Stockholder addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in the form attached hereto as Annex C.

In rendering each such opinion in clauses (i), (ii) and (iii) above, such counsel may state that they are relying upon the certificate of Wells Fargo Shareowner Services the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company’s representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information.  Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of the Selling Stockholders and of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

(iv)                              Such opinion or opinions of Latham & Watkins, LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

(v)                                 A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1)                                  the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2)                                  the Ownership Recapitalization Transactions have been consummated as described in the Prospectus in all material respects; and

(3)                                  the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

(vi)                              A certificate executed by the Selling Stockholder and John V. Holten dated the Second Closing Date to the effect that the representations and warranties of the Selling Stockholder and John V. Holten set forth in Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder and John V. Holten have complied with all the agreements and satisfied all the conditions on the part of the Selling Stockholder and John V. Holten to be performed or satisfied at or prior to such date, including, without limitation, the consummation of the Ownership Recapitalization Transactions.

(vii)                           At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Ernst & Young, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule D.  There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

(viii)                        On or prior to the First Closing Date, there shall be delivered to you lockup letters from the stockholders, officers and directors of the Company, each of which is listed on Schedule E.

(ix)                                On or prior to the First Closing Date, there shall be delivered to you a lockup letter from the Selling Stockholder and John V. Holten in the form attached hereto as Annex D.

(x)                                   Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Latham & Watkins, LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld.  The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

SECTION 9.                            Reimbursement of Underwriters’ Expenses.  If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

SECTION 10.                     Effectiveness of Registration Statement.  You, the Company and the Selling Stockholder will use your, its and their reasonable best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

SECTION 11.                     Indemnification.  (a) The Company, the Selling Stockholder and John V. Holten, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company, the Selling Stockholder and John V. Holten will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act.  In addition to its other obligations under this Section 11(a), the Company, the Selling Stockholder and John V. Holten agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis upon receipt of notices setting forth in reasonable detail all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s, the Selling Stockholder’s and John V. Holten’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, that if it shall be determined by a court of competent jurisdiction that the matter for which such expenses were incurred and paid by the Company, the Selling Stockholder or John V. Holten is not a matter to which the Underwriters are entitled to indemnification by the Company, the Selling Stockholder or John V. Holten, the Underwriters shall reimburse the Company, the Selling Stockholder or John V. Holten for any expenses previously paid or reimbursed to the Underwriters.  This indemnity agreement will be in addition to any liability which the Company, the Selling Stockholder and John V. Holten may otherwise have.

Without limiting the full extent of the Company’s agreement to indemnify each Underwriter, as herein provided, the Selling Stockholder and John V. Holten shall be liable under the indemnity agreements contained in paragraph (a) of this Section only for an amount not exceeding the proceeds received by the Selling Stockholder from the sale of Shares hereunder.

(b)                                 Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholder, John V. Holten and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder, John V. Holten or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, the Selling Stockholder, John V. Holten or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company, the Selling Stockholder and John V. Holten on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company, the Selling Stockholder and John V. Holten for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, that if it shall be determined by a court of competent jurisdiction that the matter for which such expenses were incurred and paid by the Underwriters is not a matter to which the Company, the Selling Stockholder, or John V. Holten are entitled to indemnification by the Underwriters, the Company, the Selling Stockholder and John V. Holten shall reimburse the Underwriters for any expenses previously paid or reimbursed to the Company, the Selling Stockholder or John V. Holten.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d)                                 If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder, John V. Holten and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholder, John V. Holten and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The respective relative benefits received by the Company, the Selling Stockholder, John V. Holten and the Underwriters shall be deemed to be in the same proportion, in the case of the Company, the Selling Stockholder and John V. Holten, as the total price paid to the Company and the Selling Stockholder for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters, as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholder and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus.  The relative fault of the Company, the Selling Stockholder, John V. Holten and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, John V. Holten or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Selling Stockholder, John V. Holten and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the Selling Stockholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Stockholder from the sale of Shares by the Selling Stockholder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

(e)                                  The provisions of this Section 11 shall survive any termination of this Agreement.

SECTION 12.                     Default of Underwriters.  It shall be a condition to the agreement and obligation of the Company and the Selling Stockholder to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof.  If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof; provided that the Company shall not be required to pay the expenses of any defaulting Underwriter.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 13.                     Effective Date.  This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or legal holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or legal holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholder or by release of any Shares for sale to the public.  For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of written communications (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

SECTION 14.                     Termination.  Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a)                                  This Agreement may be terminated by the Company by notice to you and the Selling Stockholder or by you by notice to the Company and the Selling Stockholder at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholder to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholder.

(b)                                 This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares.  Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholder or on the part of the Company to any Underwriter or the Selling Stockholder (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

SECTION 15.                     Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholder, of John V. Holten and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholder, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 16.                     Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Latham & Watkins LLP, c/o Christopher D. Lueking, 233 South Wacker Drive, Suite 5800, Chicago, Illinois, 60606 ; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters, Attn: Robert Sacks, Esq., Executive Vice President and General Counsel, with a copy to White & Case, c/o Jonathan E. Kahn, 1155 Avenue of the Americas, New York, New York, 10036; and if sent to the Selling Stockholder will be mailed, delivered or telegraphed and confirmed to the Selling Stockholder at its office at 545 Steamboat Rd., Greenwich, Connecticut, 06830, Attn: John V. Holten, with a copy to White & Case, c/o Jonathan E. Kahn, 1155 Avenue of the Americas, New York, New York, 10036.

SECTION 17.                     Successors.  This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 18.                     Representation of Underwriters.  You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

SECTION 19.                     Partial Unenforceability.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 20.                     Applicable Law.  This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

SECTION 21.                     Interpretation of Certain Terms.  Any words used herein used in the singular shall denote the plural as the context so requires and, when used herein in the plural shall denote the singular as the context so requires.  Pronouns used herein, whether masculine, feminine, or neuter, shall be interpreted as the context so requires.  The word “INCLUDING” shall mean “INCLUDING, WITHOUT LIMITATION,” and thus indicate part of a larger whole; but shall not be interpreted as indicated the stated limits or extremes.  Any reference to any federal, state, or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 22.                     Counterparts.  This Agreement may be executed in one or any number of counterparts, each of which, once so executed, shall be deemed to be an original, and such counterparts, each of which, once so executed, shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument binding on all the parties hereto.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute and original signature for all purposes.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

STANDARD PARKING CORPORATION

		By:	/s/ Daniel R. Meyer
Daniel R. Meyer
Senior Vice President

STEAMBOAT INDUSTRIES LLC

		By:	/s/ John V. Holten
John V. Holten
Manager

JOHN V. HOLTEN

/s/ John V. Holten
John V. Holten

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C. THOMAS WEISEL PARTNERS L.L.C. Acting as Representatives of the several Underwriters named in Schedule A.

By William Blair & Company, L.L.C.

By	/s/ Scott Patterson

By Thomas Weisel Partners L.L.C.

By	/s/ Morris Cheston

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased

William Blair & Company, L.L.C.	2,388,750

Thomas Weisel Partners L.L.C.	1,286,250

LaSalle Debt Capital Markets, a division of ABN AMRO Financial Services, Inc.	275,000

JMP Securities	275,000

Wells Fargo Securities	275,000

TOTAL	4,500,000

SCHEDULE B

Standard Parking Corporation, a Delaware corporation

Standard Auto Park, Inc., an Illinois corporation

Virginia Parking Service, Inc., a Delaware corporation

Standard Parking Corporation IL, a Delaware corporation

SCHEDULE C

Underwriter	Maximum Number of Option Shares to be Purchased from the Selling Stockholder*	Maximum Number of Option Shares to be Purchased from the Company

William Blair & Company, L.L.C.

Thomas Weisel Partners L.L.C.

LaSalle Debt Capital Markets, a division of ABN AMRO Financial Services, Inc.

JMP Securities

Wells Fargo Securities

TOTAL

* No Option Shares shall be purchased from the Company until the Underwriters have purchased the maximum number of Option Shares to be purchased from the Selling Stockholder.

SCHEDULE D

Comfort Letter of Ernst & Young

(1)                                  They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

(2)                                  In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption “Selected Consolidated Financial Data” has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

(3)                                  On the basis of specified procedures, including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to                             ,               , a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since                             ,               , a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement; (ii) the proforma financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and; or (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders’ equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

(4)                                  They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

SCHEDULE E

John V. Holten

James A. Wilhelm

Herbert W. Anderson, Jr.

G. Marc Baumann

John Ricchiuto

Robert N. Sacks

Edward E. Simmons

Steven A. Warshauer

Michael K. Wolf

Charles L. Biggs

Karen M. Garrison

Leif F. Onarheim

A. Petter Ostberg

Robert S. Roath

Steamboat Industries LLC

Steamboat Industries NV

SCHEDULE F

Pledgor	Pledgee	No. of Shares Pledged	Date of Pledge
AP Holdings, Inc	Nordea Bank Finland PLC		May [ ], 2003
Steamboat Industries LLC	SP Associates, Waverly Partners, L.P., Carol R. Warshauer GST Exempt Trust		May [ ], 2003
Steamboat Industries LLC	AP Holdings, Inc.		May [ ], 2003
Steamboat Industries N.V.	DNB Nor Bank ASA, New York Branch		May [ ], 2003

EXHIBIT A

STANDARD PARKING CORPORATION

4,500,000 Shares Common Stock(1)

PRICING AGREEMENT

May 27, 2004

William Blair & Company, L.L.C.

Thomas Weisel Partners L.L.C.

As Representatives of the Several

Underwriters

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois  60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated May 25, 2004 (the “Underwriting Agreement”) relating to the sale by the Company and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. and Thomas Weisel Partners L.L.C. are acting as representatives (the “Representatives”), of the above Shares.  All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 5 of the Underwriting Agreement, the Company agrees with the Representatives as follows:

1.                                       The initial public offering price per share for the Shares shall be $11.50.

2.                                       The purchase price per share for the Shares to be paid by the several Underwriters shall be $10.695, being an amount equal to the initial public offering price set forth above less $0.805 per share.

(1)                      Plus an option to acquire up to 500,000 additional shares to cover overallotments.

Schedule A is amended as follows:

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,

STANDARD PARKING CORPORATION

By:
Daniel R. Meyer
Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C. THOMAS WEISEL PARTNERS L.L.C. Acting as Representatives of the several Underwriters.

By William Blair & Company, L.L.C.

By
Principal

By Thomas Weisel Partners L.L.C.

By
Principal

ANNEX A

Form of Opinion of White & Case

1.  The Company has an authorized capitalization as set forth in the Prospectus.

2.  The certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company’s transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable.

3.  The statements in the Prospectus under “Management”, “Certain Relationships and Related Party Transactions”, “Description of Capital Stock”, “Shares Eligible for Future Sale,” “Ownership Recapitalization Transactions” and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents or proceedings.

4.  The Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company and the Ownership Recapitalization Transactions have been consummated as described in the Prospectus in all material respects.

5.  No consent, approval, authorization, order, license, registration or qualification of or with any governmental agency or body is required for the issue and sale by the Company of the Shares pursuant to this Agreement and the Pricing Agreement, except as may have been obtained and other than under the 1933 Act, applicable blue sky laws and the rules of the NASD, or the consummation by the Company of (i) any other transaction contemplated by this Agreement or (ii) the Ownership Recapitalization Transactions (other than under any applicable blue sky laws).

6.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

7.  To such counsel’s knowledge, the offers and sales of the Company’s capital stock during the three years prior to the effective date of the Registration Statement hereto were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

8.  A member of the staff of the Commission confirmed to such counsel telephonically that the Registration Statement was declared effective by the Commission on May 25, 2004.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

9.  Such counsel (i) does not believe that (except for the financial statements included therein, as to which such counsel need express no belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) is of the opinion that the Registration Statement and the Prospectus (except for the financial statements included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and (iii) such counsel does not believe that (except for the financial statements included therein, as to which such counsel need express no belief) the Registration Statement and the Prospectus, on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

10.  The consummation of the Ownership Recapitalization Transactions as described in the Prospectus will not constitute a “change of control” under the Company’s existing material debt agreements, including the indenture governing the Company’s outstanding 9 ¼ notes or otherwise cause an accelerated material repayment of the Company’s indebtedness.

11.  The Selling Stockholder’s pledges of the Shares received by it in connection with the Ownership Recapitalization Transactions, which pledges will take place on or about the date of the consummation of this offering, will not constitute a “change of control” under the Company’s existing material debt agreements, including the indenture governing the Company’s outstanding 9 ¼ notes or otherwise cause an accelerated material repayment of the Company’s indebtedness.

12.  In the event of any foreclosures on any or all of the Selling Stockholder’s pledges of the Shares received by it in connection with the Ownership Recapitalization Transactions, which pledges will take place on or about the date of the consummation of this offering, assuming facts in existence at the time of such pledges, such foreclosures would not constitute a “change of control” under the Company’s existing debt agreements, including the indenture governing the Company’s outstanding 9 ¼ notes or otherwise cause an accelerated material repayment of the Company’s indebtedness.

ANNEX B

Form of Opinion of Robert Sacks

1.  Each of the Company and the Significant Subsidiaries is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to conduct is business as described in the Prospectus and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

2.  All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

3.  All of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100% of the outstanding capital stock of each Significant Subsidiary and such stock is owned free and clear of any claims, liens, encumbrances or security interests.

4.  The execution and performance of this Agreement and the Ownership Recapitalization Transactions (insofar as the Company or any of its subsidiaries is a party to such transactions) do not and will not (i) conflict with or result in a violation of any of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries, (ii) to the best of such counsel’s knowledge, conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company or any of its Significant Subsidiaries is or may be bound, except as would not have a Material Adverse Effect, or (iii) to the best of such counsel’s knowledge, result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them or any of their properties or assets is or may be bound, except to the extent that such breach or default would not have a Material Adverse Effect.

5.  The statements under the captions “Business—Regulation” and “Business—Legal Proceedings” in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, correctly presents in all material respects such legal matters, documents and proceedings.

ANNEX C

Form of Opinion of Counsel for Selling Stockholder

1.  With respect to the Selling Stockholder, the Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder; and the performance of the Underwriting Agreement and the Pricing Agreement and the consummation of the transactions therein contemplated and the consummation of the Ownership Recapitalization Transactions by the Selling Stockholder will not (1) result in the breach, or, to the best of our knowledge,  be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to us to which the Selling Stockholder, John V. Holten or any of its or his affiliates, including AP Holdings, Inc., is a party or by which the Selling Stockholder, John V. Holten or any of its or his affiliates or the property of any of them may be bound or affected, except to the extent such breach would not have a Material Adverse Effect, (2) violate any order, rule or regulation applicable to the Selling Stockholder or any of its affiliates known to us of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Stockholder or any of its affiliates or any of their respective properties, except to the extent such violation would not have a Material Adverse Effect, or (3) violate any order of any court or governmental agency or authority entered in any proceeding to which the Selling Stockholder or any of its affiliates was or is now a party or by which it is bound; and no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the consummation of the Ownership Recapitalization Transactions or the execution and delivery of the Underwriting Agreement or the Pricing Agreement or the consummation of the transactions contemplated therein, or in connection with the sale of Shares to be sold by the Selling Stockholder thereunder, except such as have been obtained under the 1933 Act in connection with the purchase and distribution of such Shares by the Underwriters and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the Ownership Recapitalization Transactions and the clearance of the offering of the Shares with the NASD.

2.  The Selling Stockholder has full right, power and authority to enter into the Underwriting Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the Second Closing Date by the Selling Stockholder thereunder and good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to the Underwriters (who we may assume to be bona fide purchasers), who have purchased such Shares thereunder.

ANNEX D

Steamboat Industries LLC, Steamboat Industries NV & John V. Holten

May 10, 2004

Standard Parking Corporation

Attn:  Robert Sacks

900 North Michigan Avenue, Suite 1600

Chicago, Illinois  60611

-and-

William Blair & Company, L.L.C.

As Representative of the Several

Underwriters Named in Schedule A

to the Underwriting Agreement,

c/o William Blair & Company, L.L.C.

Attn:  Scott Patterson

222 West Adams Street

Chicago, Illinois  60606

Re:                               Proposed Public Offering by Standard Parking Corporation

Ladies and Gentlemen:

Steamboat Industries LLC, Steamboat Industries NV and John V. Holten, the Chairman of the Board of Directors and the controlling stockholder of Standard Parking Corporation, a Delaware corporation (the “Company”), understands that William Blair & Company, L.L.C. (“William Blair”) and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares of the Company’s Common Stock.

In recognition of the benefit that the Offering will confer upon the undersigned as stockholders of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and with each underwriter to be named in the Underwriting Agreement, as of the date first written above, to the following:

1.                                       Lock-Up Period.  During a period of 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of William Blair and the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for the Company’s Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; provided, however, that if (a) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The foregoing prohibition shall not apply to a pledge of Lock-Up Securities to any person or entity as security for loan obligations to such person or entity, provided, however, that as a condition to the pledge of Lock-Up Securities, such person or entity must agree to be subject to the restrictions of this Section 1 of this agreement during the Lock-Up Period.  Furthermore, the foregoing prohibition shall not apply to any transfer of Lock-Up Securities that either (i) will not result in any change in beneficial ownership of such Lock-Up Securities, including, but not limited to, transfers into trusts for the benefit of the original holder and transfers to members of the immediate family of the original holder, or (ii) constitute bona fide gifts of such transferred Lock-Up Securities; provided, however, that as a condition to any such transfer of Lock-Up Securities, the transferee must agree to be subject to the restrictions of this Section 1 of this agreement during the Lock-Up period, and provided further, that any transfer of Lock-Up Securities that would result in any required filings under Section 16 of the Securities Exchange Act of 1934 during the Lock-Up Period shall be subject to all of the restrictions in the preceding paragraph of this Section 1 of this agreement.

2.                                       Additional Transfer Restrictions.  Until the earlier of (i) the second anniversary of the date of the Underwriting Agreement or (ii) such time as the Company’s 9 ¼ notes are no longer outstanding and the undersigned could not cause any “change of control” under the Company’s material debt agreements or otherwise cause an accelerated material repayment of the Company’s indebtedness, but in no event before the expiration of the Lock-Up Period, the undersigned will not:

(i) sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for the Company’s Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, that, together with all such transfers by the undersigned since the date of the Underwriting Agreement, are in excess of

49% of the Shares held by the undersigned as of the date of the Underwriting Agreement except pursuant to a transaction that is approved by a majority of the Company’s independent directors and all of the Company’s common stockholders are able to receive the same consideration provided to the undersigned in such transaction;

(ii) pledge any Shares to any single “person” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) as security for any obligations to such person in an amount greater than 40% of the Company’s total Shares outstanding as of the date of such pledge;

(iii) pledge any Shares to any single “person” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) as security for any obligations to such person in an amount greater than 40% of the Shares held by the undersigned as of the date of such pledge unless such person is also a holder of at least one share of the Company’s Series D Preferred Stock.

3.                                       Additional Covenants.  The undersigned covenants and agrees that:

(i) the undersigned will not take any action that, directly or indirectly, would result in a “change of control” under the Company’s material debt agreements;

(ii) the undersigned will not pledge any Shares to Fiducia Ltd. (“Fiducia”) unless the undersigned obtains a covenant from Fiducia that Fiducia will not re-pledge or otherwise transfer the Shares pledged to it in an amount greater than 40% of the Shares held by the undersigned as of the date of such pledge to any entity or any person that is not also a holder of at least one share of the Company’s Series D Preferred Stock.

4.                                       Notification.  Until the earlier of (i) the second anniversary of the date of the Underwriting Agreement or (ii) such time as the Company’s 9 ¼ notes are no longer outstanding and the undersigned could not cause any “change of control” under the Company’s material debt agreements or otherwise cause an accelerated material repayment of the Company’s indebtedness, but in no event before the expiration of the Lock-Up Period, the undersigned will provide at least two (2) days prior written notice to the Company at the address first written above before consummating any pledge or sale of any Shares.

5.                                       Modification and Waiver.  No supplement, modification, waiver or amendment of this agreement shall be binding unless executed in writing by Steamboat Industries LLC, John V. Holten, the Company and William Blair.

STEAMBOAT INDUSTRIES LLC

By: John V. Holten

John V. Holten, on behalf of STEAMBOAT INDUSTRIES NV (to be formed)

By: John V. Holten

JOHN V. HOLTEN

John V. Holten